UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 11, 2012

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Today, September 11, 2012, Polypore International, Inc. (“Polypore” or the “Company”) issued a press release announcing the Company will host an investor meeting and tours of its Charlotte, NC and Concord, NC production facilities beginning at 7:30 A.M. ET tomorrow, Wednesday, September 12, 2012.  Polypore will provide a live webcast of the management presentations, which will address the Company’s strategy, competitive position and core technology competencies, and will make the slides accompanying all of the sessions, including presentations addressing membrane process and product technology as well as lithium battery technology, available through the Investor Relations section of its website at www.polypore.net.

In the press release, the Company also provided an update regarding its financial outlook for the second half of 2012.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Polypore will provide a live webcast of the management presentations taking place at its investor day on Wednesday, September 12, 2012. The presentation will begin at 7:30 A.M. ET and continue until approximately 9:40 A.M. ET. The webcast and a copy of the presentations may be accessed through the Investor Relations link on the Company’s website at www.polypore.net. A replay of the investor day webcast will be available for 90 days.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Polypore International, Inc. dated September 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: September 11, 2012	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer